Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

N/A	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street, Suite 400 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon Trust Company,

National Association

One Wall Street, 15th Floor

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

MUELLER WATER PRODUCTS, INC.

(Exact name of obligor as specified in its charter)

Delaware	20-3547095
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1200 Abernathy Road, Suite 1200 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL GUARANTOR OBLIGORS

Exact Name of Guarantor Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Guarantor Obligor’s Principal Executive Offices

AnvilStar, LLC	Delaware	56-2426474	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Anvil International, LLC	Delaware	01-0868924	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Echologics, LLC	Delaware	27-4522219	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Henry Pratt Company, LLC	Delaware	36-3658415	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Henry Pratt International, LLC	Delaware	56-2317691	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Hunt Industries, LLC	Delaware	62-0934314	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Hydro Gate, LLC	Delaware	84-1611440	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

James Jones Company, LLC	Delaware	95-0885425	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

J.B. Smith Mfg Co., LLC	Delaware	74-2536921	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

MCO 1, LLC	Alabama	65-1276547	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

MCO 2, LLC	Alabama	65-1276553	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Milliken Valve, LLC	Delaware	75-3099611	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Co. International Holdings, LLC	Delaware	45-3597574	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Co. LLC	Delaware	11-3782593	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Financial Services, LLC	Delaware	05-0627612	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Group, LLC	Delaware	37-1387813	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Group Co-Issuer, Inc.	Delaware	20-3904177	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller International, L.L.C.	Delaware	52-2345494	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Property Holdings, LLC	Delaware	45-4803359	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Service California, Inc.	Delaware	26-1955676	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Service Co., LLC	Delaware	52-1523726	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Mueller Systems, LLC	Delaware	26-3921102	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

OSP, LLC	Delaware	45-4803367	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

U.S. Pipe Valve & Hydrant, LLC	Delaware	26-4104389	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Item 1.	General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 15th day of June, 2012.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Medita Vucic
Name:	Medita Vucic
Title:	Vice President

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	802
Interest-bearing balances	401
Securities:
Held-to-maturity securities	0
Available-for-sale securities	622,734
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	78,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	7,193
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Not applicable
Intangible assets:
Goodwill	856,313
Other Intangible Assets	180,552
Other assets	123,965

Total assets	$1,870,461

LIABILITIES
Deposits:
In domestic offices	504
Noninterest-bearing	504
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,926
Total liabilities	227,430
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	515,960
Accumulated other comprehensive income	4,551
Other equity capital components	0
Total bank equity capital	1,643,031
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,643,031

Total liabilities and equity capital (sum of items 21 and 28)	1,870,461

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz         )             Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy L. Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)